UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2016 (November 18, 2016)

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2016, the Board of Directors of Transocean Ltd. (the “Company”) amended and restated the Company’s Organizational Regulations (as amended, the “Organizational Regulations”), effective as of the same date.

The amendments to the Organizational Regulations permit the Company’s Corporate Secretary to call a special meeting of the Board of Directors and permit the members of the Board of Directors to request the Company’s Chief Execute Officer, President or Corporate Secretary to convene a special meeting of the Board of Directors if the Chairman is not available.  The amendments also permit the person calling a special meeting of the Board of Directors to provide for a shorter notice period than is specified in the Organizational Regulations if reasonable under the circumstances.

The foregoing description is qualified in its entirety by the Organizational Regulations, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
3.1	Organizational Regulations of Transocean Ltd., adopted November 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: November 23, 2016	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Irst Qu
Number	Description
3.1	Organizational Regulations of Transocean Ltd., adopted November 18, 2016.